GMO TRUST

AMENDMENT NO. 5
TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 10, 2009 (the “Declaration of Trust”), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to establish a new series of GMO Trust, GMO Resources Fund, and, also having determined that it is desirable and appropriate to change the name of “GMO Global Balanced Asset Allocation Fund,” a series of GMO Trust, to “GMO Global Asset Allocation Fund,” effective as of September 15, 2011, do hereby direct that this Amendment No. 5 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 to the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

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IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 8th day of September, 2011.

/s/ Donald W. Glazer
Donald W. Glazer
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Joseph B. Kittredge, Jr.
Joseph B. Kittredge, Jr.
Trustee

Schedule 3.6 to Declaration of Trust

Series
GMO U.S. Core Equity Fund
GMO Tobacco-Free Core Fund
GMO Quality Fund
GMO U.S. Intrinsic Value Fund
GMO U.S. Growth Fund
GMO U.S. Small/Mid Cap Value Fund
GMO U.S. Small/Mid Cap Growth Fund
GMO Real Estate Fund
GMO Tax-Managed U.S. Equities Fund
GMO International Core Equity Fund
GMO International Intrinsic Value Fund
GMO International Growth Equity Fund
GMO Developed World Stock Fund
GMO Currency Hedged International Equity Fund
GMO Foreign Fund
GMO Foreign Small Companies Fund
GMO International Small Companies Fund
GMO Emerging Markets Fund
GMO Emerging Countries Fund
GMO Tax-Managed International Equities Fund
GMO Domestic Bond Fund
GMO Core Plus Bond Fund
GMO International Bond Fund
GMO Strategic Fixed Income Fund
GMO Currency Hedged International Bond Fund
GMO Global Bond Fund
GMO Emerging Country Debt Fund
GMO Short-Duration Investment Fund
GMO Short-Duration Collateral Share Fund
GMO Inflation Indexed Plus Bond Fund
GMO U.S. Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Opportunities Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO World Opportunities Equity Allocation Fund
GMO Global Asset Allocation Fund
GMO Strategic Opportunities Allocation Fund
GMO Benchmark-Free Allocation Fund
GMO Alpha Only Fund
GMO Alternative Asset Opportunity Fund
GMO Short-Duration Collateral Fund
GMO Special Purpose Holding Fund
GMO Special Situations Fund
GMO Taiwan Fund
GMO World Opportunity Overlay Fund
GMO Flexible Equities Fund
GMO Arlington Fund
GMO Berkeley Fund
GMO Clarendon Fund
GMO Dartmouth Fund
GMO Exeter Fund
GMO Fairfield Fund
GMO Gloucester Fund
GMO Hereford Fund
GMO Ipswich Fund
GMO St. James Fund
GMO U.S. Treasury Fund
GMO Asset Allocation Bond Fund
GMO Asset Allocation International Bond Fund
GMO World Opportunity Overlay Share Fund
GMO Debt Opportunities Fund
GMO High Quality Short-Duration Bond Fund
GMO Emerging Domestic Opportunities Fund
GMO Asset Allocation International Small Companies Fund
GMO International Large/Mid Cap Value Fund
GMO Benchmark-Free Fund
GMO International Intrinsic Value Extended Markets Fund
GMO Global Focused Equity Fund
GMO Resources Fund

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